Addendum to the pension commitment dated 12/13/1996, between the Charles River Wiga Deutschland GmbH company and Dr. Jörg Geller

Old-age pension

Effective 04/01/1997, the irrevocably agreed old-age pension, to be paid for life, of DM 5,600.00, is increased to DM 8,600.00
The relationship to the widow’s pension remains at a percentage of 28.57, applicable to the new pension.

Escalation

The agreed old-age and widow’s pension shall be escalated at 4% annually. This results in the following values until retirement age is reached:

	Old-age pension	Widow’s pension
Effective
04/1997	8,600.00	2,457.00
04/1998	8,944.00	2,555.30
04/1999	9,301.80	2,657.50
04/2000	9,673.90	2,763.80
04/2001	10,060.90	2,874.40
04/2002	10,463.30	2,989.40
04/2003	10,881.80	3,109.00
04/2004	11,317.10	3,233.40
04/2005	11,769.80	3,362.70
04/2006	12,240.60	3,497.20
04/2007	12,730.20	3,637.10
04/2008	13,239.40	3,782.60
04/2009	13,769.00	3,933.90
04/2010	14,319.80	4,091.30
04/2011	14,892.60	4,255.00
04/2012	15,488.30	4,425.20
04/2013	16,107.80	4,602.20

All other provisions of the pension commitment dated 12/13/1996 remain unchanged and shall continue to be valid.

Sulzfeld, March 25, 1997

[signature]
Signature and stamp of the company
Dr. Ilka Monath

[signature]
Signature of the person entitled to the pension,
Dr. Jörg Geller